UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report: December 9, 2014
(Date of Earliest Event Reported)

IGI LABORATORIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08568	01-0355758
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Lincoln Avenue
Buena, New Jersey 08310

(Address of principal executive offices)

(856) 697-1441
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 9, 2014, IGI Laboratories, Inc. (the “Company”), issued a press release announcing its intention, subject to market and other conditions, to sell $125 million in aggregate principal amount of convertible senior notes due 2019 (the “Notes”). The Notes are being offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The Company also intends to grant to the initial purchasers of the Notes a 30-day option to purchase up to an additional $18.750 million aggregate principal amount of the Notes. The Company intends to use the net proceeds from the sale of the Notes for general corporate purposes, including, without limitation, capital expenditures and potential future acquisitions and strategic transactions.  The Company has no pending agreement or understanding with respect to any such acquisition or transaction.

The Notes will be senior unsecured obligations of IGI, and interest will be paid semi-annually. The Notes will be convertible by holders beginning on September 15, 2019, or earlier, upon specified events, and upon conversion, the holders will receive, at IGI’s option, shares of IGI’s common stock, cash, or a combination thereof. However, if IGI has not received stockholder approval to increase the number of authorized shares of IGI’s common stock and comply with certain listing standards of the NYSE MKT, IGI would be required to satisfy any conversion obligations solely in cash or, at IGI’s option subject to certain conditions and limitations, in shares of IGI’s common stock.

The interest rate, conversion rate, conversion price and other terms of the Notes will be determined at the time of pricing of the offering. Additionally, subject to certain conditions, the Company may redeem for cash any or all outstanding Notes on or after December 19, 2017 in an amount equal to the outstanding principal amount of such Notes, plus accrued and unpaid interest.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Notes and the common stock that would be issuable upon conversion of the Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements. This report does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful. Any offers of the securities will be made only by means of a private offering memorandum pursuant to Rule 144A under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release issued by IGI Laboratories, Inc. on December 9, 2014, announcing proposed offering of convertible senior notes due 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

IGI Laboratories, Inc.

		By:	/s/ Jenniffer Collins
Jenniffer Collins
Chief Financial Officer

Date:	December 9, 2014